As filed with the Securities and Exchange Commission on April 29, 2011
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALITY SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

California	95-2888568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
18111 Von Karman, Suite 700
Irvine, California 92612
(949) 255-2600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James J. Sullivan, Esq.
Executive Vice President, General Counsel and Secretary
Quality Systems, Inc.
18111 Von Karman, Suite 700
Irvine, California 92612
(949) 255-2600 / (949) 255-2610 (fax)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:
Thomas J. Crane, Esq.
Ryan Chavez, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California 92626
(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit(2)	Offering price(1)(2)	Registration Fee
Common stock, $0.01 par value	143,000	$85.97	$12,293,710	$1,427.30

(1)	In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)	The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of high and low sales prices of the Registrant’s common stock on the Nasdaq Global Select Market on April 26, 2011.

PROSPECTUS
143,000 Shares
QUALITY SYSTEMS, INC.
Common Stock
_____________________
     This prospectus relates to up to 143,000 outstanding shares of our common stock, $0.01 par value per share, which may be offered for sale from time to time by selling security holders identified in this prospectus. The selling security holders may elect to sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling security holders may elect to sell their shares of common stock in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale of shares of common stock by the selling security holders. We have agreed to pay the expenses related to the registration of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.
     Our common stock is quoted on the Nasdaq Global Select Market under the symbol “QSII.” On April 26, 2011, the closing sale price of our common stock on the Nasdaq Global Select Market was $86.36 per share.
     The mailing address and the telephone number of our principal executive offices are 18111 Von Karman, Suite 700, Irvine, California 92612, (949) 255-2600.
_____________________
     Investing in our shares of common stock involves risks. See “Risk Factors” on page 7 for factors you should consider before buying shares of our common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our common stock.
_____________________
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Prospectus dated April 29, 2011.

-ii-

PROSPECTUS SUMMARY
     To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus. In this prospectus, the words “Company,” “we,” “us,” “our” and similar terms refer to Quality Systems, Inc., a California corporation, together with its subsidiaries, unless the context provides otherwise.
     This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (Commission) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, the selling security holders may offer and sell, from time to time, an aggregate of up to 143,000 shares of our common stock under this prospectus. If required by applicable law, each time one or more selling security holders sell securities, we will provide a prospectus supplement containing specific information about the selling security holders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you make any investment decision. We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement that we file with the Commission relating to this prospectus. Neither we nor the selling security holders have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements, including statements concerning future conditions in the healthcare information systems industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those identified under the caption “Risk Factors” herein, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission. It is important to note that our performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Other unforeseen factors not identified herein could also have such an effect. Any of these different outcomes could cause the price of our common stock to decline substantially. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law.
THE COMPANY
     We, including our wholly-owned subsidiaries, are comprised of four business divisions: (i) the QSI Dental Division; (ii) the NextGen Division, which consists of NextGen Healthcare Information Systems, Inc. (NextGen); (iii) the Practice Solutions Division, which consists of Lackland Acquisition II, LLC dba Healthcare Strategic Initiatives (HSI) and Practice Management Partners, Inc. (PMP); and (iv) the Inpatient Division, which consists of NextGen Inpatient Solutions, LLC (NextGen IS f/k/a Sphere) and Opus Healthcare Solutions, LLC (Opus). We primarily derive revenue by developing and marketing healthcare information systems that automate certain aspects of medical and dental practices, networks of practices such as physician hospital organizations (PHOs) and management services organizations (MSOs), ambulatory care centers, community health centers, small hospitals and medical and dental schools. We also offer comprehensive systems implementation, maintenance and support and add-on complementary services such as revenue cycle management (RCM) and electronic data interchange (EDI). Our systems and services provide our clients with the ability to redesign patient care and other workflow processes while improving productivity through facilitation of managed access to patient information. Utilizing our proprietary software in combination with third-party hardware and software solutions, our products enable the integration of a variety of administrative and clinical information operations.
     Historically, we have operated principally through two business divisions: the QSI Dental Division and the NextGen Division. During fiscal year 2010, as a result of our acquisitions of HSI and PMP and certain other organizational changes, we established the Practice Solutions Division as our third business division. In January 2011, stemming from of our acquisitions of NextGen IS and Opus, we established the Inpatient Division as our fourth business division. We have reported our financial results in three operating segments (not including Corporate) — the NextGen Division, the QSI Dental Division and the Practice Solutions Division. The Inpatient Division’s financial results have been reported as part of the NextGen Division reporting segment.
QSI Dental Division. The QSI Dental Division, co-located with our Corporate Headquarters in Irvine, California, currently focuses on developing, marketing and supporting software suites sold to dental and certain niche medical practices. In addition, the Division supports a number of medical clients that utilize its UNIX based medical practice management software product and Software as a Service, or SaaS model, based NextDDS financial and clinical software.
     The QSI Dental Division’s practice management software suite utilizes a UNIX operating system. Its Clinical Product Suite (CPS) utilizes a Windows NT operating system and can be fully integrated with the practice management software from each business division. CPS incorporates a wide range of clinical tools including, but not limited to, periodontal charting and digital imaging of X-ray and inter-oral camera images as part of the electronic patient record. The business division develops, markets, and manages our Electronic Data Interchange (EDI)/connectivity applications. The QSInet Application Service Provider (ASP/Internet) offering is also developed and marketed by the QSI Dental Division.
     In July 2009, we licensed source code from PlanetDDS, Inc. that will allow us to deliver hosted, web-based SaaS model practice management and clinical software solutions to the dental industry. The software solution will be marketed primarily to the multi-location dental group practice market in which the QSI Dental Division has historically been a dominant player. This new software solution (NextDDS) brings the QSI Dental Division to the forefront of the emergence of internet based applications and cloud computing and represents a significant growth opportunity for this business division to sell both to its existing customer base as well as new customers.
NextGen Division. The NextGen Division, with headquarters in Horsham, Pennsylvania, and a significant location in Atlanta, Georgia, provides integrated clinical, financial and connectivity solutions for ambulatory and dental provider organizations.
          The NextGen Division’s major product categories include:
•	NextGen ambulatory product suite that integrates as one system to streamline patient care with standardized, real-time clinical and administrative workflow through the practice, which consists of:
•	NextGen Electronic Health Records (NextGenehr) to ensure complete, accurate documentation to manage patient care electronically and to improve clinical processes and patient outcomes with electronic charting at the point of care; and

•	NextGen Enterprise Practice Management (NextGenepm) to automate business processes, from front-end scheduling to back-end collections and financial and administrative processes for increased performance and efficiencies.
•	NextGen Community Connectivity, which consists of:
•	NextGen Health Information Exchange (HIE), formerly Community Health Solution, to exchange patient data securely with community healthcare organizations;

•	NextGen Patient Portal (NextMD.com) to communicate with patients online and import information directly into NextGenehr; and

•	NextGen Health Quality Measures (HQM) to allow seamless quality measurement and reporting for practice and physician performance initiatives.
          The NextGen Division products utilize Microsoft Windows technology and can operate in a client-server environment as well as via private intranet, the Internet, or in a hosted environment.
          Services provided by the NextGen Division include:
•	EDI services that are intended to automate a number of manual, often paper-based or telephony intensive communications between patients and/or providers and/or payors;
•	Hosting services that allow practices seeking the benefits of IT automation but not the maintenance of in-house hardware and networking;

•	NextGuard — Data Protection services that provide an off-site, data archiving, restoration, and disaster recovery preparedness solution for practices to protect clinical and financial data;

•	Consulting services, such as data conversions or interface development, that allow practices to build custom add-on features; and

•	Physician Resources services that allow practices to consult with the NextGen Division’s physician team.
Practice Solutions Division. The Practice Solutions Division, with locations in St. Louis, Missouri and Hunt Valley, Maryland, focuses primarily on providing physician practices with RCM services, primarily billing and collection services for medical practices. This business division combines a web-delivered SaaS model and the NextGenepm software platform to execute its service offerings. We intend to transition our customer base onto the NextGen platform within the next two years. The Practice Solutions Division provides technology solutions and consulting services to cover the full spectrum of providers’

revenue cycle needs from patient access to claims denials. The Practice Solutions Division primarily consists of the assets and services of the following two companies we acquired in 2008:
•	On May 20, 2008, we acquired St. Louis-based HSI, a full-service healthcare RCM company. HSI operates under the umbrella of the Company’s Practice Solutions Division. Founded in 1996, HSI provides RCM services to providers including health systems, hospitals, and physicians in private practice with an in-house team of more than 200 employees, including specialists in medical billing, coding and compliance, payor credentialing, and information technology. We intend to cross sell both software and RCM services to the acquired customer base of HSI and the NextGen Division.
•	On October 28, 2008, we acquired Maryland-based PMP, a full-service healthcare RCM company. This acquisition is also part of our growth strategy for our Practice Solutions Division. Similar to HSI, PMP operates under the umbrella of the Company’s Practice Solutions Division. Founded in 2001, PMP provides physician billing and technology management services to healthcare providers, primarily in the Mid-Atlantic region. We intend to cross sell both software and RCM services to the acquired customer base of PMP and the NextGen Division.
Inpatient Division. The Inpatient Division, with locations in Austin, Texas and Irvine, California, provides clinical and financial information systems to the small hospital inpatient market. The Inpatient Division primarily consists of the assets of the following two companies we acquired in 2009 and 2010, respectively:
•	On August 12, 2009, we acquired NextGen IS, a provider of financial information systems to the small hospital inpatient market. This acquisition is part of our strategy to expand into the small hospital market and to add new customers by taking advantage of cross selling opportunities between the ambulatory and inpatient markets.
•	On February 10, 2010, we acquired Opus, a provider of clinical information systems to the small hospital inpatient market. Founded in 1987 and headquartered in Austin, Texas, Opus delivers web-based clinical solutions to hospital systems and integrated health networks nationwide.
Both companies are established developers of software and services for the inpatient market.
          The Inpatient Division’s major product categories include:
•	NextGen inpatient products that deliver secure, highly adaptable, and easy-to-use applications to patient-centered hospitals and health systems, which consists of:
•	NextGen Clinicals, which resides on an advanced truly active web 2.0 platform — and is designed to initiate widespread work efficiency and communication, reduce errors and time-to-chart, and improve care; and

•	NextGen Financials, which is a financial and administrative system that helps hospitals significantly improve the smart operations and financial and regulatory management of their facilities.
     Our four business divisions operate largely as stand-alone operations, with each business division maintaining its own distinct product lines, product platforms, development, implementation and support teams, sales staffing and branding. Our four business divisions share the resources of our corporate office, which includes a variety of accounting and other administrative functions. Additionally, there are a small but growing number of clients who are simultaneously utilizing software or services from more than one of our business divisions. We continue to pursue product and service enhancement initiatives within each business division.
Corporate Location
     Our principal executive offices are located at 18111 Von Karman, Suite 700, Irvine, California 92612. Our telephone number is (949) 255-2600. Our Internet address is www.qsii.com. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.
Trademarks
     Service marks, trademarks and trade names of other companies that are referred to in this prospectus are the property of their respective owners. Our use or display of other companies’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, such other companies.
RISK FACTORS
     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, or Commission, as well as any amendments to each such Form 10-K and/or Form 10-Q reflected in subsequent filings with the Commission, which are incorporated herein by reference in their entirety (the “Quality Systems Risk Factors”).
     Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Quality Systems Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.
     Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described herein under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by the selling security holders.

DIVIDEND POLICY
     We have paid a quarterly cash dividend on our common stock, commencing with the conclusion of our first fiscal quarter of 2008 (June 30, 2007). The most recent quarterly dividend with a record date of March 17, 2011, was $0.35 per share and was distributed on April 5, 2011. We anticipate that future quarterly dividends, if and when declared by the Board pursuant to this policy, would likely be distributable on or about the fifth day of each of the months of October, January, April and July. There can be no guarantees that we will have the financial wherewithal to fund this dividend in perpetuity or to pay it at historic rates. Further, the Board may decide not to pay the dividend at some future time for financial or non-financial reasons.
SELLING SECURITY HOLDERS
     This prospectus covers the possible offer and sale by the selling security holders of up to 143,000 outstanding shares of common stock.
     The selling security holders are former equity holders of Opus Healthcare Solutions, Inc. which entity was later converted to Opus Healthcare Solutions, LLC, a Texas limited liability company, and hereinafter referred to as “Opus.” We entered into an Agreement and Plan of Merger, dated as of February 10, 2010 (as amended, the “Merger Agreement”), pursuant to which a subsidiary of ours merged with and into Opus and Opus became a wholly-owned subsidiary of the Company. The Merger Agreement included certain earnout payments (the “Earnout”) to be paid to the selling security holders and former stock option holders (the “Option Holders”) of Opus if certain operational and strategic objectives were met.
     On March 30, 2011, the Company, Opus and the selling security holders entered into a Fourth Amendment to Agreement and Plan of Merger (the “Earnout Settlement”) to settle amounts owing or that might otherwise be owed under the Earnout for $12,250,000, payable in 143,000 shares of Company common stock to the selling security holders and $855,896.15 in cash to the Option Holders. The 143,000 shares were issued to the selling security holders under a Rule 506 Regulation D private placement offering. Pursuant to the terms of the Earnout Settlement, the Company is required to use its best efforts to affect the registration of the 143,000 shares as soon as practicable, and to file a registration statement with the SEC within 30 days, after entering into the Earnout Settlement.
     The following table sets forth, to our knowledge, certain information about the selling security holders as of April 29, 2011, the date of the table, based on information furnished to us by the selling security holders. Except as otherwise indicated above in the description of Opus-related transactions or as indicated in the footnotes to the table (i) each selling security holder has indicated to us that it is acting individually, not as a member of a group, and (ii) none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.
     Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 29,179,290 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

				Shares of
	Shares of Common Stock		Shares of	Common Stock
	Beneficially Owned		Common Stock	Beneficially Owned
Name of	Prior to Offering		Being	After Offering
Selling Security Holder	Number	Percentage	Offered	Number	Percentage
Fred E. Beck (1)	61,400	*	47,666	13,734	*
Tim R. Rhoads (2)	61,400	*	47,666	13,734	*
Dieter Schultze Zeu	30,701	*	23,834	6,867	*
Peter R. Ackermann	30,701	*	23,834	6,867	*

*	Less than 1.0%.

(1)	Fred E. Beck is a former Vice President of NextGen Inpatient Solutions, a wholly-owned subsidiary of the Company. Mr. Beck was also the Chief Executive Officer of Opus Healthcare Solutions, Inc. before it became a wholly-owned subsidiary of the Company.

(2)	Tim R. Rhoads is a former Vice President of NextGen Inpatient Solutions, a wholly-owned subsidiary of the Company. Mr. Rhoads was also the President of Opus Healthcare Solutions, Inc. before it became a wholly-owned subsidiary of the Company.
PLAN OF DISTRIBUTION
     The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.
     The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.
     The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.
     Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.
     If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.
     The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.
     The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.
     If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.
     Shares of common stock that may be offered for sale pursuant to this prospectus are included in this prospectus because we agreed to register those shares in the U.S. under the terms of the private placement in which the shares were issued. See the description of the Earnout Settlement under the caption “Selling Security Holders” above for further information regarding our registration obligations.
LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.
EXPERTS
     The financial statements as of March 31, 2010 and for the year ended March 31, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of March 31, 2010 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2010 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The financial statements as of March 31, 2009 and for the two years ended March 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of March 31, 2009 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2010 have been so incorporated in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
TRANSFER AGENT AND REGISTRAR
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (303) 262-0600.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The Commission allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with Commission rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	Our Current Report on Form 8-K for March 30, 2011, as filed with the Commission on April 7, 2011;

•	Our Current Report on Form 8-K/A for January 26, 2011, as filed with the Commission on February 9, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2010, as filed with the Commission on February 2, 2011;

•	Our Current Report on Form 8-K for January 26, 2011, as filed with the Commission on January 31, 2011;

•	Our Current Report on Form 8-K for November 29, 2010, as filed with the Commission on November 30, 2010;

•	Our Current Report on Form 8-K/A for October 25, 2010, as filed with the Commission on November 4, 2010;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Commission on November 4, 2010;

•	Our Current Report on Form 8-K for October 25, 2010, as filed with the Commission on November 29, 2010;

•	Our Current Report on Form 8-K for August 11, 2010, as filed with the Commission on August 12, 2010;

•	Our Current Report on Form 8-K/A for July 28, 2010, as filed with the Commission on August 9, 2010;

•	Our Proxy Statement for our Annual Meeting of Shareholders held on August 11, 2010, as filed with the Commission on June 28, 2010, as well as the Definitive Additional Materials to the Proxy Statement filed with the Commission on June 28, 2010;

•	Our Current Report on Form 8-K/A for May 26, 2010, as filed with the Commission on June 3, 2010;

•	Our Current Report on Form 8-K for May 26, 2010, as filed with the Commission on June 2, 2010;

•	Our Annual Report on Form 10-K for the year ended March 31, 2010, as filed with the Commission on June 1, 2010; and

•	The description of our capital stock contained in our Current Report on Form 8-K for November 3, 2005, as filed with the Commission on November 8, 2005, including any amendments or reports filed for the purpose of updating such description.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:
Quality Systems, Inc.
18111 Von Karman, Suite 700
Irvine, California 92612
Attention: General Counsel
Telephone: (949) 255-2600
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

     The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website address is http://www.sec.gov.

QUALITY SYSTEMS, INC.
PROSPECTUS
APRIL 29, 2011
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When this prospectus or a supplement is delivered or a sale is made pursuant to this prospectus or a supplement, it is not implied that the information is current as of the date of the delivery or sale.

PART II
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,427.30
Legal fees and expenses	25,000	(1)
Accounting fees and expenses	—	(1)
Printing expenses	100	(1)
Blue sky fees and expenses	1,000	(1)
Transfer agent and registrar fees and expenses	—	(1)
Miscellaneous	200	(1)

Total	$—	(1)

(1)	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
     The Registrant’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the “California Code”). Under section 204(a)(10) of the California Code, a director’s liability to a company or its shareholders may not be limited with respect to the following items:
(i)	acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(ii)	acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director;

(iii)	any transaction from which a director derived an improper personal benefit;

(iv)	acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders;

(v)	acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders;

(vi)	contracts or transactions between the company and a director within the scope of Section 310 of the California Code;

(vii)	improper distributions, loans and guarantees under Section 316 of the California Code;

(viii)	acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective; or

(ix)	acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.
     The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Registrant’s shareholders for any violation by a director of the director’s fiduciary duty to the Registrant or its shareholders.
     The Registrant’s Articles of Incorporation also include an authorization for the Registrant to indemnify its “agents” (as defined in Section 317 of the California Code) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant’s Bylaws provide for indemnification of the Registrant’s directors. In addition, the Registrant may, at its discretion, provide indemnification to persons whom the Registrant is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. It is the Registrant’s policy to enter into such indemnity agreements with its directors and executive officers to provide the maximum indemnification permitted by law.
     These agreements, together with the Registrant’s Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Code and the Registrant’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits
The exhibits to this registration statement are listed in the Exhibit Index, which follows the signature pages hereof and is incorporated herein by reference.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on April 29, 2011.

QUALITY SYSTEMS, INC.
By:	/s/ STEVEN PLOCHOCKI
Steven Plochocki
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Quality Systems, Inc., a California corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints each of Steven Plochocki and Paul Holt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEVEN PLOCHOCKI	Chief Executive Officer	April 29, 2011
Steven Plochocki	(principal executive officer) and Director

/s/ PAUL HOLT	Chief Financial Officer	April 29, 2011
Paul Holt	(principal financial and accounting officer)

/s/ CRAIG BARBAROSH	Director	April 29, 2011
Craig Barbarosh

/s/ MURRAY BRENNAN	Director	April 29, 2011
Murray Brennan

/s/ GEORGE BRISTOL	Director	April 29, 2011
George Bristol

/s/ PATRICK CLINE	Director	April 29, 2011
Patrick Cline

Director
Ahmed Hussein

/s/ RUSSELL PFLUEGER	Director	April 29, 2011
Russell Pflueger

Director
Sheldon Razin

/s/ MAUREEN SPIVACK	Director	April 29, 2011
Maureen Spivack

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Agreement and Plan of Merger dated February 10, 2010, by and among Quality Systems, Inc., OHS Merger Sub, Inc., Opus Healthcare Solutions, Inc., and the Shareholders of Opus Healthcare Solutions, Inc. is incorporated by reference to Exhibit 10.36 to the registrant’s Annual Report on Form 10-K for the year ended March 31, 2010.

4.2	Fourth Amendment to Agreement and Plan of Merger dated March 28, 2011 by and among Quality Systems, Inc., Opus Healthcare Solutions, LLC, successor by merger to OHS Merger Sub, Inc., Fred E. Beck, Tim R. Rhoads, Peter R. Ackermann, and Dieter Schultze-Zeu is incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K for March 30, 2011, as filed with the Commission on April 7, 2011.

5.1	Opinion of Rutan & Tucker, LLP (*)

23.1	Consent of Independent Registered Public Accounting Firm-PricewaterhouseCoopers LLP (*)

23.2	Consent of Independent Registered Public Accounting Firm-Grant Thornton LLP (*)

23.3	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (*)

24.1	Power of Attorney (contained in the signature page to the registration statement) (*)

(*)	Filed herewith.